URANIUM 308 CORP.
2820 W. Charleston Blvd., Suite 22
Las Vegas, NV 89102

Symbol: URCO - OTCBB

NEWS RELEASE

SGS GROUP LAB ANALYSIS OF CHANNELING SAMPLES CONFIRMS
RADIOMETRIC SURVEY RESULTS OF JANCHIVLAN MINERALIZATION

LAB RESULTS HIGHER THAN FIELD READING FROM TRENCHES;
CURRENT DRILLING TARGETS HIGHEST CONCENTRATIONS

November 14, 2007

Beijing, China - Uranium 308 Corp. (OTCBB: URCO) (The “Company”) is pleased to announce that the channel sample results have been received from SGS Group’s Toronto lab with respect to 159 samples from the first six trenches in the South Block of the Janchivlan project, located 70km southeast of the Mongolian capital, Ulaanbaatar.

This channel sample analyses results indicates the highest concentrations of Uranium observed to date on the Janchivlan property. SGS Group’s chemical assay of the samples resulted in values up to three times higher than those obtained from the field radiometric survey program.

Of the 159 channel samples analyzed from the South Block, 67 samples contained greater than or equal to 0.01% U3O8, 46 of the 67 samples contained greater than or equal to 0.02% U3O8, and 23 of the 46 samples contained greater than or equal to 0.05% U3O8. The highest concentrations of in-trench uranium were observed in the samples from trench CK3810 containing 0.2441% U3O8. The remaining 92 samples contained less than 0.01% U3O8 with the lowest concentration of 0.000893% U3O8 which represents the background value of Janchivlan intrusion.

This batch of results are from the first 6 trenches of the 12 trenches from the South Block, where prior radiometric surveys had identified four mineralized trends with uranium grades over industry cutoff. The SGS Group lab results confirmed these trends and established that the field detectors’ reading of uranium concentration is normally three times lower than the actual value confirmed by SGS assay results.

The Company is conducting a diamond core drilling program to follow up on the confirmed uranium concentration features from Janchivlan trenches. It is also conducting additional assays on selected samples to check and confirm the reliability of testing results to date.

Another 452 channel samples from the remaining 6 trenches in the South Block and 10 trenches in the North Block were shipped to SGS Group lab in Toronto on November 3. Assay results are expected within three weeks.

To date, 105m in the South Block and 130m in the North Block have been drilled. The first drill hole, UDH-0701, is positioned adjacent to trench CK3810, the source of the highest SGS Group assay result. The hole seeks to intersect this high uranium content section confirmed by SGS lab analysis, as well as an additional potential uranium mineralized sections identified in the field survey. Drill hole EDH-0701 is designed to intersect uranium mineralization exposed by trench CK3808, where the field radiometric readings are much higher than that of trench CK3810. Drilling on both blocks is expected to be completed by mid-December.

About Uranium 308 Corp.

Uranium 308 Corp. is a mineral exploration and development company engaged in the acquisition, exploration and development of large scale low-cost, high-value properties internationally. Uranium 308 Corp.’s current primary focus is uranium exploration in Mongolia. www.uranium308corp.com

For more information, please contact: Investor Relations: 1-866-892-5232

FORWARD LOOKING STATEMENTS This news release may include "forward-looking statements" regarding Uranium 308 Corp., and its subsidiaries, business and project plans. Such forward looking statements are within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the United States Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor created by such sections. Where Uranium 308 Corp. expresses or implies an expectation or belief as to future events or results, such expectation or belief is believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Uranium 308 Corp. does not undertake any obligation to update any forward looking statement, except as required under applicable law.